Exhibit (h)(5)(c)

1801 California St., Suite 5200 Denver, Colorado 80202 (720) 493-4256

April 22, 2020

State Street Bank and Trust Company

Channel Center

1 Iron Street

Boston, MA 02210

Attention: Wendy Silverman

William R. Sacco

Re:	Master Sub-Administration Agreement

Ladies and Gentlemen:

Reference is made to a Master Sub-Administration Agreement dated December 17, 2012, as amended (the "Sub-Administration Agreement") by and among Transamerica Fund Services, Inc. and State Street Bank and Trust Company ("State Street").

In accordance with Section 23, the Additional Funds provision, of the Sub-Administration Agreement, the undersigned hereby requests that State Street act as Sub-Administrator for each separate series of each Fund (as defined in the Sub-Administration Agreement) as listed on Schedule A attached hereto under the terms of the Sub-Administration Agreement. In connection with such request, the undersigned hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the Sub-Administration Agreement.

Kindly indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one and retaining one for your records.

Sincerely,

TRANSAMERICA FUND SERVICES, INC.

By:	/s/ Vincent J. Toner
Name:	Vincent J. Toner
Title:	Vice President, Administration and Treasurer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:

Name:

Title:

Effective Date: May 1, 2020

SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

As of May 1, 2020

Management Investment Companies Registered with the SEC and Portfolios thereof, if any

Transamerica Funds

Transamerica ClearTrack 2015

Transamerica ClearTrack 2020

Transamerica ClearTrack 2025

Transamerica ClearTrack 2030

Transamerica ClearTrack 2035

Transamerica ClearTrack 2040

Transamerica ClearTrack 2045

Transamerica ClearTrack 2050

Transamerica ClearTrack 2055

Transamerica ClearTrack 2060

Transamerica ClearTrack Retirement Income

Transamerica Asset Allocation – Conservative Portfolio

Transamerica Asset Allocation – Growth Portfolio

Transamerica Asset Allocation – Intermediate Horizon

Transamerica Asset Allocation – Long Horizon

Transamerica Asset Allocation – Moderate Growth Portfolio

Transamerica Asset Allocation – Moderate Portfolio

Transamerica Asset Allocation – Short Horizon

Transamerica Balanced II

Transamerica Bond

Transamerica Capital Growth

Transamerica Core Bond

Transamerica Dividend Focused

Transamerica Dynamic Income

Transamerica Emerging Markets Debt

Transamerica Emerging Markets Equity

Transamerica Emerging Markets Opportunities

Transamerica Event Driven

Transamerica Floating Rate

Transamerica Global Equity

Transamerica Global Real Estate Securities

Transamerica Government Money Market

Transamerica High Quality Bond

Transamerica High Yield Bond

Transamerica High Yield Muni

Transamerica Inflation Opportunities

Transamerica Inflation-Protected Securities

Transamerica Intermediate Bond

Transamerica Intermediate Muni

Transamerica International Equity

Transamerica International Growth

Transamerica International Small Cap Value

Transamerica International Stock

Transamerica Large Cap Value

Transamerica Large Core

Transamerica Large Growth

Transamerica Large Value Opportunities

Transamerica Mid Cap Growth

Transamerica Mid Cap Value

Transamerica Mid Cap Value Opportunities

Transamerica MLP & Energy Income

Transamerica Multi-Asset Income

Transamerica Multi-Managed Balanced

Transamerica Short-Term Bond

Transamerica Small Cap Core

Transamerica Small Cap Growth

Transamerica Small Cap Value

Transamerica Small/Mid Cap Value

Transamerica Stock Index

Transamerica Total Return

Transamerica Unconstrained Bond

Transamerica US Growth

Transamerica Series Trust

Transamerica 60/40 Allocation VP Transamerica Aegon High Yield Bond VP Transamerica Aegon U.S. Government Securities VP Transamerica American Funds Managed Risk VP Transamerica Barrow Hanley Dividend Focused VP Transamerica BlackRock Global Real Estate Securities VP Transamerica BlackRock Government Money Market VP Transamerica BlackRock iShares Edge 40 VP Transamerica BlackRock iShares Edge 50 VP Transamerica BlackRock iShares Edge 75 VP Transamerica BlackRock iShares Edge 100 VP Transamerica BlackRock Tactical Allocation VP

Transamerica International Growth VP (formerly, Transamerica Greystone International Growth VP)

Transamerica Janus Balanced VP Transamerica Janus Mid-Cap Growth VP

Transamerica JPMorgan Asset Allocation – Conservative VP Transamerica JPMorgan Asset Allocation – Growth VP Transamerica JPMorgan Asset Allocation – Moderate Growth VP Transamerica JPMorgan Asset Allocation – Moderate VP Transamerica JPMorgan Core Bond VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan International Moderate Growth VP Transamerica JPMorgan Mid Cap Value VP Transamerica JPMorgan Tactical Allocation VP

Transamerica Legg Mason Dynamic Allocation – Balanced VP

Transamerica Legg Mason Dynamic Allocation – Growth VP Transamerica Levin Large Cap Value VP

Transamerica Madison Diversified Income VP Transamerica Managed Risk – Balanced ETF VP Transamerica Managed Risk – Conservative ETF VP Transamerica Managed Risk – Growth ETF VP Transamerica Market Participation Strategy VP Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Global Allocation VP (formerly, Transamerica BlackRock Global Allocation VP)

Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP (formerly, Transamerica BlackRock Global Allocation Managed Risk – Balanced VP)

Transamerica MSCI EAFE Index VP (formerly, Transamerica International Equity Index VP) Transamerica Multi-Managed Balanced VP

Transamerica PIMCO Tactical – Balanced VP Transamerica PIMCO Tactical – Conservative VP Transamerica PIMCO Tactical – Growth VP Transamerica PIMCO Total Return VP Transamerica PineBridge Inflation Opportunities VP Transamerica ProFund UltraBear VP

Transamerica QS Investors Active Asset Allocation - Conservative VP Transamerica QS Investors Active Asset Allocation - Moderate Growth VP Transamerica QS Investors Active Asset Allocation - Moderate VP Transamerica S&P 500 Index VP (formerly Transamerica U.S. Equity Index VP) Transamerica Small/Mid Cap Value VP

Transamerica T. Rowe Price Small Cap VP

Transamerica TS&W International Equity VP Transamerica WMC US Growth VP Transamerica WMC US Growth II VP

Transamerica Asset Allocation Variable Funds

Transamerica Asset Allocation – Intermediate Horizon Subaccount Transamerica Asset Allocation – Intermediate/Long Horizon Subaccount Transamerica Asset Allocation – Short Horizon Subaccount

Transamerica Small Company Growth Liquidating Trust

Transamerica Global Allocation Liquidating Trust